UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 21, 2026
ANI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Carnegie Center Drive, Suite 300 Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (609) 759-1810

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ANIP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ANI Pharmaceuticals, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on May 21, 2026. At the Annual Meeting, the stockholders of the Company approved the Company’s Amended and Restated 2022 Stock Incentive Plan (the “Amended 2022 Stock Plan”).

The description of the material terms of the Amended 2022 Stock Plan set forth in the Company’s definitive proxy statement, dated April 9, 2026 (the “Proxy Statement”), in the section entitled “Proposal 5: Approval of the Company’s Amended and Restated 2022 Stock Incentive Plan,” is incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended 2022 Stock Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the following matters were submitted to a vote of stockholders:

1.The election of seven (7) director nominees, each to serve until the Company’s 2027 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified, or until their earlier death, resignation or removal;

2.The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.The approval of the compensation of the Company’s named executive officers, on an advisory basis;

4.The approval of the frequency of future advisory votes to approve the compensation of the Company’s named executive officers, on an advisory basis; and

5.The approval of the Amended 2022 Stock Plan.

At the close of business on March 23, 2026, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 22,750,198 shares of the Company’s Common Stock outstanding and entitled to vote at the Annual Meeting and 10,864 shares of the Company’s Class C Special Stock outstanding and entitled to vote at the Annual Meeting. Accordingly, there were an aggregate of 22,761,062 votes entitled to be cast at the Annual Meeting, of which an aggregate of 16,926,047 were present virtually or represented by proxy, constituting a quorum.

At the Annual Meeting, (i) each of the seven (7) director nominees were elected, (ii) the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified, (iii) the compensation of the Company’s named executive officers was approved on an advisory basis, (iv) the stockholders voted, on an advisory basis, that future advisory votes to approve the compensation of the Company’s named executive officers be held every one year, and (v) the Amended 2022 Stock Plan was approved.

Proposal No. 1 — Election of the Directors

The vote with respect to the election of each of the director nominees was as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Thomas Haughey	14,732,894	159,765	3,166	2,030,222
Nikhil Lalwani	14,873,796	15,198	6,831	2,030,222
Matthew J. Leonard, R.Ph.	14,743,471	149,095	3,259	2,030,222
Antonio R. Pera	14,542,012	350,649	3,164	2,030,222
Muthusamy Shanmugam	14,849,624	42,253	3,948	2,030,222
Renee P. Tannenbaum, Pharm.D.	14,063,620	829,566	2,639	2,030,222
Jeanne A. Thoma	14,565,758	327,393	2,674	2,030,222

Proposal No. 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The vote with respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was as follows:

For	Against	Abstain
16,874,103	7,333	44,611

Proposal No. 3 — Approval of the Say-on-Pay Proposal

The vote with respect to the approval of the compensation of the Company’s named executive officers, on an advisory basis, was as follows:

For	Against	Abstain	Broker Non-Votes
13,819,988	1,058,460	17,377	2,030,222

Proposal No. 4 — Approval of Frequency of Say-on-Pay Proposal

The vote with respect to the approval of the frequency of future advisory votes on the compensation of the Company’s named executive officers was as follows:

ONE YEAR	TWO YEARS	THREE YEARS	Abstain	Broker Non-Votes
14,412,299	4,947	467,236	11,343	2,030,222

As a result of the foregoing vote, the Board of Directors of the Company has determined that the Company will hold an advisory vote on the compensation of the Company’s named executive officers every one year.

Proposal No. 5 — Approval of the Amended 2022 Stock Plan

The vote with respect to the approval of the Amended 2022 Stock Plan was as follows:

For	Against	Abstain	Broker Non-Votes
13,806,050	1,080,387	9,388	2,030,222

Item 9.01	Exhibits
(d)Exhibits

Exhibit No.	Description
10.1	Amended and Restated ANI Pharmaceuticals, Inc. 2022 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2026	ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
	Name:	Stephen P. Carey
	Title:	Senior Vice President, Finance and Chief Financial Officer